UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

  FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2016

    FORTRESS BIOTECH, INC.

  (Exact Name of Registrant as Specified in Charter)

Delaware	001-35366	20-5157386
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Gansevoort Street, 9th Floor, New York, New York	10014
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 652-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Fortress Biotech, Inc. (the “Company”) held its 2016 annual meeting of stockholders on June 16, 2016. At the meeting, stockholders elected the following seven members to the Company’s Board of Directors to serve until the Company’s next annual meeting of stockholders or until their successors have been elected and qualified, based on the following votes:

Nominee	For	Against	Abstain	Broker Non-Votes
Lindsay A. Rosenwald, M.D.	22,633,932	2,410,294	13,245	18,100,681
Eric K. Rowinsky, M.D.	23,632,126	1,411,274	14,071	18,100,681
Jimmie Harvey, Jr., M.D.	22,634,148	1,401,052	1,022,271	18,100,681
Malcolm Hoenlein	22,622,787	1,412,408	1,022,276	18,100,681
Dov Klein	22,427,413	1,607,782	1,022,276	18,100,681
J. Jay Lobell	22,425,933	1,608,262	1,023,276	18,100,681
Michael S. Weiss	22,543,662	2,499,738	14,071	18,100,681

At the meeting, stockholders also ratified the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. The vote for such ratification was 42,819,465 shares for, 284,356 shares against, 54,331 shares abstaining, and no broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTRESS BIOTECH, INC.

Date: June 21, 2016	/s/ Lindsay A. Rosenwald
Lindsay A. Rosenwald, M.D.,
Chairman, President and Chief Executive Officer